UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GMX Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GMX RESOURCES INC.

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(405) 600-0711

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 15, 2003

TO THE SHAREHOLDERS OF GMX RESOURCES INC.:

The Annual Meeting of Shareholders of GMX Resources Inc. (referred to herein as the “Company” or “GMX”), will be held on Monday, December 15, 2003, at 10:00 a.m. at The Waterford Marriott Hotel, Chapter Room, 6300 Waterford Boulevard, Oklahoma City, Oklahoma 73118, for the following purposes:

1.	To elect four directors for the ensuing year and until their successors are elected and qualified.

2.	To transact such other business as may come before the meeting or any adjournment thereof.

The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to the shareholders, unless required by applicable law or the bylaws of the Company.

Only shareholders of record at the close of business on November 10, 2003, are entitled to notice of, and to vote at, the meeting. A list of such shareholders will be available at the meeting and at the Company’s principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, for ten days before the meeting.

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a proxy issued in your name by the record holder.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ken L. Kenworthy, Sr.

Ken L. Kenworthy, Sr., Secretary

Oklahoma City, Oklahoma

November 15, 2003

GMX RESOURCES INC.

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(405) 600-0711

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On December 15, 2003

The following information is furnished in connection with the Annual Meeting of Shareholders (the “Annual Meeting”) of GMX Resources Inc., an Oklahoma corporation, to be held on Monday, December 15, 2003, at 10:00 a.m. at The Waterford Marriott Hotel, Chapter Room, 6300 Waterford Boulevard, Oklahoma City, Oklahoma 73118. This Proxy Statement will be mailed on or about November 15, 2003, to holders of record of common stock as of the record date.

The record date and time for determining shareholders entitled to vote at the Annual Meeting have been fixed at the close of business on November 10, 2003. On that date, the Company had outstanding 6,575,000 shares of common stock. Each outstanding share of common stock is entitled to one vote.

The enclosed proxy for the Annual Meeting is being solicited by the Company’s board of directors. The Company will bear the entire cost of such solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

ELECTION OF DIRECTORS

The board of directors has established the size of the board as four and has nominated the current four members of the board for re-election. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Each nominee has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve. Should any of the nominees named below cease to be a nominee at or prior to the Annual Meeting, the shares represented by the enclosed proxy will be voted in favor of the remainder of the nominees named below and for such substitute nominees, if any, as may be designated by the board of directors and nominated by either of the proxies named in the enclosed proxy. Proxies cannot be voted for a greater number of nominees than the number of nominees named herein.

The board of directors recommends that the shareholders vote “FOR” the named nominees.

The nominees for directors of the Company are as follows:

Name	Age	Position(s) Currently Held	Director of GMX Since
Ken L. Kenworthy, Jr.	47	President, Chief Executive Officer and Director	1998
Ken L. Kenworthy, Sr.	68	Executive Vice President, Secretary, Treasurer, Chief Financial Officer and Director	1998
T. J. Boismier	69	Director	2001
Steven Craig	47	Director	2001

The following is a brief description of the business background of each of the Company’s directors.

Ken L. Kenworthy, Jr. is a co-founder of GMX and has been President and a director since the Company’s inception in 1998. In 1980, he founded OEXCO Inc., a privately held oil and gas company, which he managed until 1995 when its properties were sold for approximately $13 million. During this period OEXCO operated 300 wells and drilled and discovered seven fields and dozens of new zones. During this same period, he formed and managed a small gas gathering system. From 1995 until he founded GMX in 1998, Mr. Kenworthy was a private investor. From 1980 to 1984, he was a partner in Hunt-Kenworthy Exploration, which was formed to share drilling and exploration opportunities in different geological regions. Prior to 1980, he held various geology positions with Lone Star Exploration, Cities Service Gas Co., Nova Energy, and Berry Petroleum Corporation. He also served as a director of Nichols Hills Bank, a commercial bank in Oklahoma City, Oklahoma, for ten years before it was sold in 1996 to what is now Bank of America. He is a member of the American Association of Petroleum Geologists and the Oklahoma City Geological Society.

Ken L. Kenworthy, Sr. is a co-founder of GMX and has been Executive Vice President, Chief Financial Officer and a director since the Company’s inception in 1998. From 1993 to 1998, he was principal owner and Chairman of Granita Sales Inc., a privately held frozen beverage manufacturing and distribution company. Prior to that time, he held various financial positions with private and public businesses, including from 1970 to 1984, as vice president, secretary-treasurer, chief financial officer and a director of CMI Corporation, a New York Stock Exchange listed company which manufactures and sells road-building equipment. He has held several accounting industry positions including past president of the Oklahoma City Chapter of the National Association of Accountants, past vice president of the National Association of Accountants and past officer and director of the Financial Executives Institute.

T. J. Boismier is founder, President and Chief Executive Officer of T. J. Boismier Co., Inc., a privately held mechanical contracting company in Oklahoma City, Oklahoma, which designs and installs plumbing, heating, air conditioning and utility systems in commercial buildings, a position he has held since 1961. He became a director in February 2001 simultaneously with the completion of the Company’s initial public offering.

Steven Craig is the Chief Energy Analyst for Elliott Wave International, a securities market research and advisory company located in Gainesville, Georgia and which is one of the world’s largest providers of market research and technical analysis. As Chief Energy Analyst, Mr. Craig provides in-depth analysis and price forecasts of the major NYMEX and IPE energy markets to an institutional clientele that spans the gamut of the energy industry. Prior to joining Elliott Wave International in January 2001, he provided risk management services to Central and South West, one of the largest natural gas consumers in the U.S. prior to its merger with American Electric Power in June 2000, and to independent oil and gas producer Kerr-McGee. He became a director in August 2001.

Ken Kenworthy, Sr. is the father of Ken Kenworthy, Jr. and Kyle Kenworthy, the Company’s Vice President – Land.

BOARD COMMITTEES AND MEETINGS

Board Committees

The Company’s board of directors has an Audit Committee and a Compensation Committee each consisting of Messrs. T. J. Boismier and Steven Craig. Each of the Audit Committee members meets the independence standards under the Nasdaq Stock Market rules.

The Company’s board of directors does not have a nominating committee. The entire board performs this function and evaluates and recommends nominees for election to the board of directors. Although there is no formal procedure for shareholders to recommend nominees for the board of directors, the board will consider such recommendations if submitted in writing addressed to the Secretary of the Company.

Audit Committee

The Audit Committee’s functions include recommending to the board of directors the engagement of the Company’s independent public accountants, reviewing with such accountants the results and scope of their auditing engagement and various other matters. This committee met three times in 2002. The Audit Committee operates under a formal written charter adopted by the board of directors.

Compensation Committee

The Compensation Committee is responsible for establishing compensation policies and levels for the Company’s chief executive officer and other senior officers. This committee makes recommendations to the board of directors of the Company with respect to the various executive compensation plans that have been or may be adopted by the Company, as well as the specific compensation levels of executive officers. The Compensation Committee met one time in 2002 to discuss compensation for certain of the Company’s executive officers.

Board of Directors Meetings

During the year ended December 31, 2002, the board of directors held five meetings. All directors attended 100% of the meetings held during 2002 by the board of directors.

Compensation of Directors

For information with respect to this matter, please see Part III, Item 10, in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, a copy of which is enclosed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

For information with respect to this matter, please see Part III, Item 11, in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, a copy of which is enclosed.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;

EXECUTIVE COMPENSATION AND OTHER INFORMATION;

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

For information with respect to directors, executive officers, executive compensation and compliance with Section 16(a) of the Securities Exchange Act, please see Part III, Items 9 and 10, in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, a copy of which is enclosed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For information with respect to this matter, please see Part III, Item 12, in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, a copy of which is enclosed.

INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

KPMG LLP served as the Company’s independent accountants for the year ending December 31, 2002, and although they have not been formally selected, the Company expects to select them as the Company’s independent accountants for the year ending December 31, 2003. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

Audit and Other Fees

For the fiscal year ended December 31, 2002, the Company was billed the following fees by KPMG LLP:

	2002	2001
Audit Fees	$70,500	$111,250
Audit Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

Report of the Audit Committee

The Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received from the independent accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1, relating to their independence, and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants and its review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the board of directors include the audited financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002.

— T. J. Boismier and Steven Craig, members of the Audit Committee

VOTING

Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. All other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

Shares represented by proxies that are marked “withhold authority” with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked “withhold authority” with respect to any one or more nominees will not affect the outcome of the nominees’ election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where the brokers’ discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxies.

Unless otherwise directed in the proxy, shares represented by valid proxies will be voted FOR the election of the director nominees. As to any other business which may properly come before the Annual Meeting, shares represented by proxies will be voted in accordance with the recommendations of the board of directors, although the Company does not presently know of any such other business.

PROPOSALS OF SHAREHOLDERS

Each year the board of directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the board of directors or the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 2004 must be received by the Company (addressed to the attention of the Secretary) on or before July 18, 2004. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at the Company’s 2004 annual meeting will be considered untimely for purposes of Rule 14a-4 if notice thereof is received by the Company after October 1, 2004. The proxy solicited by the board of directors for the 2004 Annual Meeting will confer discretionary authority to vote on any such shareholder proposal presented at the 2004 Annual Meeting unless the Company is provided with timely notice of the proposal. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Oklahoma.

OTHER MATTERS

As of the date of this Proxy Statement, the Company does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. Additional business may properly be brought before the Annual Meeting by or at the direction of the Company’s board of directors.

ANNUAL REPORT

The Company’s Annual Report to the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2002, including audited financial statements, is enclosed with this Proxy Statement. Items 9, 10, 11 and 12 of Part III of this Annual Report are referenced in, and are a part of, this Proxy Statement.

Copies of the exhibits omitted from the enclosed Annual Report on Form 10-KSB are available to shareholders without charge upon written request to Ken L. Kenworthy, Sr., 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GMX RESOURCES INC.

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(405) 600-0711

The undersigned hereby appoints Ken L. Kenworthy, Sr. and Amber Croissant as proxies (the “Proxies”), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of GMX Resources Inc. held of record by the undersigned on the record date at the Annual Meeting of Shareholders to be held on December 15, 2003, or any reconvention thereof.

Please mark your votes as indicated in this example:    ☒

Item 1—ELECTION OF DIRECTORS	FOR	WITHHELD FOR ALL

Nominees:	☐	☐

Ken L. Kenworthy, Jr.
Ken L. Kenworthy, Sr.
T.J. Boismier
Steven Craig

WITHHELD FOR (Write nominee name(s) in the space provided):

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If any other business is presented at the Annual Meeting, this Proxy shall be voted in accordance with the recommendations of the board. As to Item 1, this Proxy will be voted as directed, but if no directions are indicated, it will be voted FOR the nominees listed in Item 1.

Signature (s)

Date

NOTE:	Please sign as name appears hereon. Only one joint owner is required to sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

APPENDIX TO PROXY STATEMENT OF GMX RESOURCES INC. CONTAINING

SUPPLEMENTAL INFORMATION REQUIRED TO BE PROVIDED TO THE

SECURITIES AND EXCHANGE COMMISSION

The following is information required to be provided to the Securities and Exchange Commission in connection with the Definitive Proxy Materials of GMX Resources Inc. (the “Company”) in connection with the 2003 Annual Meeting of Shareholders of the Company. This information is not deemed to be part of the Proxy Statement and will not be provided to shareholders in connection with the Proxy Statement.

I.	The Company anticipates that the Definitive Proxy Materials will be mailed to the shareholders on or about November 15, 2003.